Exhibit 10.22 Alcan Restricted Share Unit Plan, dated 20 September 2006, as amended.
ALCAN
RESTRICTED SHARE UNIT PLAN

ALCAN
RESTRICTED SHARE UNIT PLAN
ANNEX
A. Award Agreement (for all employees except in France)
B. Award Agreement (for employees in France)
C. Beneficiary Designation Form
D. Change of Beneficiary Form
APPENDIX
1. Subplan for Awards in France

ALCAN
RESTRICTED SHARE UNIT PLAN
For purposes of the Plan, the following terms are defined as set forth below:
1.	PREAMBLE AND DEFINITIONS
1.1	Title

The Plan herein described shall be called the “Restricted Share Unit Plan” and is referred to herein as the “Plan” dated September 20, 2006, as amended.

1.2	Purpose of the Plan
The purpose of the Plan is to foster the long-term financial success of the Company by promoting alignment of interests between participating executives and shareholders and to attract, retain and motivate talented executives.
1.3	Definitions
1.3.1	“Agreement” or “Award Agreement” means any agreement entered into pursuant to the Plan by which an Award is granted to a Participant.

1.3.2	“Alcan” or “Company” means Alcan Inc., a Canadian company, and includes any successor or assignee corporation or corporations whether by amalgamation, merger or otherwise.

1.3.3	“Award” means Restricted Share Units granted to a Participant under the Plan on a Grant Date, and includes the right to receive dividend equivalents or additional Restricted Share Units credited in relation thereto as a result of dividends declared on Common Shares. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions as the Committee shall deem desirable.

1.3.4	“Board” means the Board of Directors of the Company.

1.3.5	“Cause” shall mean, for purposes of determining whether and when a Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company or a Subsidiary to terminate the written employment agreement or arrangement between the Participant and the Company or Subsidiary, as the case may be, for “cause” as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term “cause,” then “Cause” shall mean any act or failure to act deemed to constitute “cause” under the Company’s or Subsidiary’s established and applied practices, policies or guidelines applicable to the Participant.

1.3.6	“Change of Control Event” means any of the following:
1.	the acquisition of direct or indirect beneficial ownership of 50% or more of the Shares of the Company by any person or group of associated persons acting together or jointly and in concert;

2.	any amalgamation, merger, arrangement, reorganization or consolidation (or substantially similar transactions or series of transactions) in respect of the Company, other than where (a) the Shares of the Company after the transaction would continue to represent two-thirds or more of the combined voting securities of the resulting entity, without a concurrent substantial change in the composition of the Company’s Board, or (b) it is effected for the purpose of implementing a recapitalization of the Company, without there also occurring an acquisition of direct or indirect beneficial ownership of 20% or more of the Shares of the Company by any person or group of associated persons acting together or jointly and in concert;

3.	the approval by the Company’s shareholders of a plan for the complete or effective dissolution of the Company;

4.	the issuance by the Company of Shares in connection with an exchange offer acquisition if such issuance results in the Shareholders holding less than two-thirds of the combined voting securities of the resulting entity and there is a concurrent substantial change in the composition of the Company’s Board;

5.	the sale of all or substantially all of the assets of the Company, other than (a) to an owner or owners of at least two-thirds of the Company’s Shares, or (b) in a manner so that the acquirer is thereafter controlled as to at least two-thirds of its voting securities by the owner or owners of at least two-thirds of the Company’s Shares, provided in each case that there is no concurrent substantial change in the composition of the Company’s Board;

6.	the completion of the corporate approvals necessary on the part of the Company to give effect to any amalgamation, merger, arrangement, reorganization, continuance or consolidation (or substantially similar transactions or series of transactions) in respect of the Company pursuant to which the Company will not survive as a stand-alone publicly-traded corporation — without limitation the Company shall be deemed not to have survived as a stand-alone publicly-traded corporation if (a) there is no longer a liquid market for the Shares on the Toronto or New York stock exchanges, (b) more that 50% of the Shares become held by any person or group of associated persons acting together or jointly and in concert, or (c) the Company becomes a subsidiary of another corporation; or

7.	any occurrence pursuant to which individuals who were the incumbent Directors on as of the effective date of this Plan cease for any reason to constitute at least two-thirds of the Company’s Board, provided that any individual who became a Director subsequently whose election or appointment was approved by at least two-thirds of the incumbent Directors shall also be considered to be an incumbent Director, but further provided that no individual elected or appointed initially as a result of an actual or threatened proxy contest or solicitation of proxies or in connection with amalgamation, merger, arrangement, reorganization, consolidation or share exchange acquisition transaction (or substantially similar transactions or series of transactions) shall be deemed to be an incumbent Director.
For the purposes hereof a substantial change in the composition of the Company’s Board shall be any change involving the departure of at least three Directors or any other change pursuant to which the Directors in office prior thereto cease to constitute at least two-thirds of the members of the Board. In addition, any “change of control event” which occurs for the purposes of a change of control agreement in force between the Company and an employee of the Company or one of its subsidiaries as of the date hereof shall be deemed to be a Change of Control Event hereunder in relation to that employee.
1.3.7	“Committee” means the Human Resources Committee of the Board or such other committee of the Board as may be designated by the Board.

1.3.8	“Common Shares” or “Shares” means the common shares of the Company whether presently or hereafter issued, and any other shares or security resulting from adjustment thereof as described hereinafter, or the common shares of any successor to the Company which is designated for the purpose of the Plan.

1.3.9	“Disability” means the complete permanent inability of a Participant to perform all of his duties under the terms of his employment with the Company as determined by the Plan Administrator upon the basis of such evidence, including independent medical reports and data as the Committee deems appropriate or necessary.

1.3.10	“Deferred Share Unit” or “DSU” means a deferred share unit granted under the EDSUP.

1.3.11	“Election” means the irrevocable election in writing made by a Participant to cancel some or all of the RSUs in the Participant’s RSU Account on a particular Vesting Date in exchange for an equity-related investment in the Company.

1.3.12	“Executive Deferred Share Unit Plan” or “EDSUP” means the Alcan Deferred Share Unit Plan for Executives who are fiscal residents of Canada, as amended by the Board from time to time.

1.3.13	“Fair Market Value” on a particular date shall mean the average of the closing prices of the Common Shares on that date as reported on the New York Stock Exchange over the 21 consecutive trading days preceding the particular date in question.

1.3.14	“Grant Date” means the date as of which an Award is granted pursuant to the Plan.

1.3.15	“Participant” means a person who satisfies the eligibility conditions of Section 3 and to who an Award has been granted by the Committee under the Plan.

1.3.16	“Payment Value” shall mean the value of RSUs under an Award on the Vesting Date, which shall be calculated based on the Fair Market Value on the Vesting Date multiplied by the number of RSUs held by the Participant on the Vesting Date.

1.3.17	“Performance Conditions” shall mean those performance conditions, if any, applicable to an Award as may be set by the Committee at the time of grant.

1.3.18	“Plan Administrator” shall mean Alcan’s Senior Vice President Human Resources or other person occupying the position as the Company’s senior Human Resources officer.

1.3.19	“Restricted Equity-Related Investment” or “RERI” means a restricted equity-related investment in the Company, the terms of which shall be set out in a relevant Appendix to the Plan, which may include restricted Common Shares but in no case shall include a newly issued Common Share of the Company.

1.3.20	“Restricted Share Unit” or “RSU” means a notional unit representing a conditional right to receive, in exchange therefor on the Vesting Date, consideration in the form of, as determined by the Committee: i) Common Shares in a number equal to the number of RSU granted, or ii) cash in an amount equal to the Payment Value, or iii) RERIs in an amount equal to the number of RSUs in the Participants RSU Account on the Vesting Date.

1.3.21	“Retirement” means, in accordance with the best interests of the Participant: i) retirement in accordance with the provisions of those employee benefit plans of the Company or any Subsidiary covering the Participant at the time of retirement or at any time during which the Participant received an Award which has not attained its Vesting Date, or ii) the placing of a terminated Participant on non-active payroll of the Company or any Subsidiary to permit such Participant to attain retirement age as defined in such employee benefit plans, or iii) the departure of the Participant from the service of the Company or any Subsidiary for a reason other than Cause, who at the time of the Participant’s termination of his employment contract, has attained A) the retirement age provided in the Participant’s employment contract, or B) the age of 55 and where the sum of the Participant’s age and continuous years of service with the Company or any Subsidiary amounts to at least 65 years. For the purpose of this definition, Retirement includes the concept of early retirement.

1.3.22	“RSU Account” has the meaning ascribed thereto in Section 4.

1.3.23	“Subsidiary” means a company controlled, directly or indirectly, by Alcan.

1.3.24	“Termination of Employment” means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an employee of the Company or of any Subsidiary. A Termination of Employment shall occur with respect to an employee who is employed by a Subsidiary if the Subsidiary shall cease to be a Subsidiary and the Participant shall not immediately thereafter become an employee of the Company or another Subsidiary.

With respect to any person who is not an employee of the Company or a Subsidiary, the Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan.

1.3.25	“Termination Date” means the effective date of a Termination of Employment and for the purposes of this Plan shall be the date specified by the Participant in the notice to the Company or its Subsidiaries, or the date specified in the notice received from the Company or its Subsidiaries.

1.3.26	“Vesting Date” means in respect of any Award of Restricted Share Units, the date when the Award is fully vested, which shall be specified in the Award Agreement but no later than the day that is the third anniversary of the Grant Date.

1.3.27	“Vesting Period” means in respect of any Award of Restricted Share Units, the period of time from the Grant Date to the Vesting Date, both days inclusive.
In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

2.	CONSTRUCTION AND INTERPRETATION
2.1	In the Plan, references to the masculine include the feminine and reference to the singular shall include the plural and vice versa, as the context shall require.

2.2	The Plan shall be governed by and interpreted in accordance with the laws of the Province of Quebec and the applicable laws in Canada.

2.3	If any provision of the Plan or part thereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforceability of any other provision or part thereof, subject to the ability of the Committee to carry out the intent of the Plan in accordance with their reasonable interpretation of the remaining provisions.

2.4	Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions herein contained.
3.	ELIGIBILITY
Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are employees, or contractors, suppliers, consultants and other agents of the Company or any Subsidiary, who shall be in a position, as determined by the Committee, to make contributions to the long term financial success of the Company.

Eligibility to participate in the Plan shall not confer a right to receive an Award. There shall be no automatic entitlement to any grant of an Award.
4.	RSU GRANTS AND RSU ACCOUNTS
4.1	The Committee shall have authority to grant Awards of Restricted Share Units under the Plan at any time or from time to time, which shall be subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) and subject to Section 5 of the Plan.

4.2	The effective date of a grant of an Award shall occur as of the date determined by the Committee. An Award shall be evidenced by, and subject to the terms of, an Agreement, which shall be executed by the Participant.

4.3	Restricted Share Units shall be subject to such terms and conditions as shall be determined by the Committee, including the following:
4.3.1	The grant price of a Restricted Share Unit on the Grant Date shall be the Fair Market Value on the Grant Date.

4.3.2	The Vesting Period of each Restricted Share Unit shall be fixed by the Committee. Notwithstanding Section 11.4, the Committee may at any time shorten the Vesting Period of all or part of any Award.
4.4	The vesting of an Award may be subject to Performance Conditions set by the Committee at the time of grant thereof and reflected in the Award Agreement.

4.5	An account, to be known as an “RSU Account”, shall be maintained by the Plan Administrator for each Award received by a Participant and such account will be credited with grants of RSUs.

4.6	Whenever cash dividends are declared on the Common Shares, equivalent additional RSUs will be credited to a Participant’s RSU Account and will vest at the same time and be subject to the same conditions as the Award to which such additional RSUs relate. The number of additional RSUs will be calculated by dividing the aggregate amount of dividends that would have been declared and paid to the Participant if the RSUs in the Participant’s RSU Account had been Common Shares by the Fair Market Value of a Common Share on the date on which dividends were declared on the Common Shares multiplied by the amount of RSUs in the Participant’s RSU Account on the date dividends are declared. The RSUs in the RSU Account will be tabulated and rounded to six decimal places.
4.7	In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Company’s assets to shareholders, or any other changes affecting the Common Shares, proportionate adjustments to reflect such change or changes shall be made with respect to the number of RSUs outstanding under the Plan, as determined by the Committee on an equitable basis.
4.8	Remittance of the consideration for the RSU shall be made as soon as reasonably practicable following the Vesting Date and not later than the end of the calendar year following the third anniversary of the Grant Date.
5.	ELECTION
5.1	The Committee shall have the authority to allow Canadian Participants who file an Election in accordance with the EDSUP to exchange, subject to Section 5.3, some or all RSUs into DSUs and to receive further DSUs as a Company incentive to encourage the Participants to commit to an equity-related investment in the Company.

The Committee shall also have the authority to establish an alternative equity-related investment in the Company, if permitted by law, that will allow Participants located in countries other than Canada to file an Election to exchange, subject to Section 5.3, some or all RSUs into such equity-related investment in the Company and receive a Company incentive to encourage the Participants to commit to such exchange. These Participants shall refer to the Appendices to this Plan that may be adopted from time to time for a description of the equity-related investments in the Company available to them according to their country of residence.

The Participant who is a contractor, supplier, consultant or an agent of the Company or any Subsidiary is not entitled to exchange the Restricted Share Units for DSUs or another equity-related investment in the Company.

5.2	To be effective in respect of an Award, an Election must be filed by the Participant with the Company prior to the Vesting Date of such Award, as required by applicable law and as specified in the Award, and may cover some or all of the Restricted Share Units covered by the Award. Once filed, an Election cannot be revoked by the Participant.

5.3	If a Participant files an Election, provided that the Participant has not incurred a Termination of Employment on or before the Vesting Date or the date that would be the Vesting Date as provided in Section 7, the RSUs specified in the Election that would otherwise vest on the Vesting Date will be cancelled and the Participant will receive the equivalent value of RSUs either in DSUs together with such further DSUs or another equity-related investment in the Company together with a Company incentive that may have been determined to be available by the Committee in accordance with Section 5.1. DSUs will be granted under the EDSUP and will be subject to the terms of the EDSUP governing DSUs.

If a Participant does not file an Election, the RSUs in the RSU Account will be paid to the Participant in accordance with Section 4.8.

6.	TERMINATION OF EMPLOYMENT
6.1	Termination by Reason of Death or Disability.

Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment by reason of death or Disability, the Vesting Date for all Restricted Share Units under an Award shall become the date of death or Disability. The RSUs in the RSU Account will be paid in accordance with Section 4.8.

6.2	Termination by Reason of Retirement.

Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment by reason of Retirement, all Restricted Share Units under an Award shall continue in existence until the scheduled Vesting Date. The RSUs in the RSU Account will be paid in accordance with Section 4.8.

6.3	Termination by Reason of Severance.

Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to a severance other than for Cause, including as a result of the discontinuance, liquidation, sale, transfer or otherwise by the Company or its Subsidiaries of a business owned or operated by the Company or its Subsidiaries, the Vesting Date for all Restricted Share Units under an Award shall become the date of the severance. The RSUs in the RSU Account will be paid in accordance with Section 4.8.

6.4	Forfeiture of Restricted Share Units.

Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment that is (a) voluntary on the part of the Participant (and is not due to Retirement), or (b) a Termination of Employment for Cause or for any reason other than as set out in Sections 6.1 to 6.3 above, all Restricted Share Units under an Award shall be forfeited as of the Termination Date.

6.5	Agents.

In the event a contractor, supplier, consultant or other agent of the Company terminates his or her services to the Company or otherwise ceases to act as an agent of the Company, the terms and conditions set out in the Award Agreement shall govern such situation, but in no case will this Award Agreement permit a payment that would be in contradiction of the three year mandatory payout period described in Section 4.8.
7.	CHANGE OF CONTROL EVENT
Upon the occurrence of a Change of Control Event, all RSUs shall become immediately vested and the date of the Change of Control Event shall become the Vesting Date. The RSUs in the RSU Account will be paid in accordance with Section 4.8 and the payment will be made within 30 days following the date of the Change of Control Event.

8.	BENEFICIARY DESIGNATION
8.1	Designation of Beneficiary.

Each Participant may advise the Company in a written designation, on a prescribed form, the name of the beneficiary who shall be entitled to receive a payout, if any, with respect to an Award upon his death (Annex C). The Participant may advise the Company of any change in any such information (Annex D).

In the event that there shall be no designation of beneficiary made, any amounts to be paid to the Participant’s beneficiary shall be paid to the Participant’s estate.

8.2	Death of Beneficiary.

In the event that the beneficiary predeceases the Participant, any amounts that would have been paid to the Participant or the Participant’s beneficiary under the Plan shall be paid to the Participant’s estate.
9.	CURRENCY
All references in the Plan to cash payments refer to payments in lawful U.S. currency, or such other currency as otherwise determined at the time of payment.
10.	SHAREHOLDER RIGHTS
RSUs are not shares and will not entitle a Participant to any shareholder rights, including without limitation, voting rights, dividend entitlement (except as described in Section 4.6) or rights on liquidation.
11.	ADMINISTRATION
11.1	Unless otherwise determined by the Committee, the Plan shall remain an unfunded obligation of the Company and its Subsidiaries. If the Committee determines that the Plan shall be funded, a Subsidiary may elect not to fund its obligations.

11.2	Payments required to be made to a Participant in respect of Restricted Share Units granted in connection with services, employment or otherwise, provided by a Participant to a Subsidiary shall be paid by such Subsidiary. In the event that a Participant transfers from one Subsidiary to another during the Vesting Period of any Award, the Payment Value of such Award shall be paid to the Participant by the latter Subsidiary on the Vesting Date.

11.3	Any required taxes in respect of benefits under the Plan shall be paid by the Participant.

11.4	The Plan or any outstanding Awards may be amended or terminated at any time by the Committee. However, no such amendment or termination will impair a Participant’s rights under an Award previously granted under the Plan except with the Participant’s written consent or to comply with applicable laws.

11.5	The Committee shall have full authority, but not limited to, interpret the Plan, adopt, amend and rescind rules for the administration of the Plan, determine the size and frequency of Awards, set the terms and conditions of each Award and make all other decisions and determinations deemed necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority and responsibilities to the Plan Administrator.

11.6	The exchange of RSUs into DSUs at the Vesting Date in accordance with Section 5 may not be offered to Participants located in countries other than Canada due to tax laws, securities regulations or other rules. Appendices may be added from time to time to provide a description of the equity-related investments in the Company made available to such Participants together with the Company incentives. These Appendices are an integral part of the Plan once approved by the Committee.

ANNEX A
Alcan Inc.
SEPTEMBER 2006 RESTRICTED SHARE UNIT AWARD

Employee Name
Number of RSUs Granted:
Grant Date:
[•], [•]

Alcan Inc. is pleased to grant you this Award of Restricted Share Units in respect of your services to Alcan Inc. (“Company”) or a Subsidiary of the Company.
I.	Vesting of Restricted Share Units
Subject to the terms and conditions of this letter and the Alcan Restricted Share Unit Plan dated September 20, 2006, as amended (“Plan”), your Award of Restricted Share Units vests and becomes payable on [•],[•] (“Vesting Date”).
II.	Payment upon vesting
1.	Subject to the terms and conditions of the Plan and paragraphs 2 and 3 below, on the Vesting Date you will be entitled to receive cash in an amount equal to the Payment Value of the RSUs awarded using the Fair Market Value of one Alcan Common Share over the 21 trading days prior to the Vesting Date. The Payment Value shall be calculated in U.S. dollars using the following formula:

The Fair Market Value[1] of one Alcan Common Share over the 21 trading days immediately preceding the Vesting Date	x	The number of Restricted Share Units held in your RSU Account on the Vesting Date
2.	Whenever cash dividends are declared on Common Shares, additional RSUs will be credited to your RSU Account. The number of additional RSUs will be calculated by dividing the aggregate amount of dividends declared by the Fair Market Value of a Common Share on the date on which dividends are declared on Common Shares multiplied by the amount of RSUs in your RSU Account on the date dividends are declared.

[1]	Fair Market Value is determined using the closing price of Common Shares as reported on the New York Stock Exchange.

3.	Payment of the RSUs in your RSU Account will be made to you as soon as reasonably practicable following the Vesting Date. Provided that there is no interruption in your service during the Vesting Period, the obligation to make payment will be that of the Alcan Group entity that employs you on the Vesting Date.
III.	Additional Company Incentive
On the Vesting Date, you will be entitled to receive a Company incentive if you elect to exchange some or all your RSUs in your RSU Account into an equity-related investment in the Company in accordance with the following procedure (“Election”).
1.	If you are a Canadian Participant, you will be allowed to irrevocably elect to cancel some or all of the RSUs in your RSU Account in exchange for the right to receive the same number of Deferred Share Units (“DSUs”) under the Executive Deferred Share Unit Plan (“EDSUP”) together with a Company incentive in the form of further DSUs in the amount of 20% of the value of the RSUs that you will exchange.

2.	If you are a Participant in a country other than Canada, you will be allowed to irrevocably elect to cancel some or all of the RSUs in your RSU Account in exchange for the right to receive the same value in an alternative equity-related investment in the Company together with a Company incentive, if any, for an amount of 20% of the value of the RSUs that you will exchange. If you are a resident in a country other than Canada, see the Appendices of the Plan for a description of the Company incentives available to you that may be adopted from time to time.

3.	To make an Election in respect of a particular Award, eligible Participants must notify the Company at least 12 months prior to the Vesting Date. Eligibility will be determined on the basis of your employment as of the date you are required to make the Election. If you do not provide an Election, the value of your RSUs will be paid in cash on the Vesting Date. You will not be entitled to receive a cash payment on the Vesting Date with respect to any RSUs that have been cancelled in accordance with an Election.
IV.	Governing Laws
This Award and all related matters shall be governed by and interpreted in accordance with the laws of the Province of Quebec and the applicable laws of Canada.
V.	Acknowledgement
I have reviewed the provisions of this Award and the conditions under which it is made; I further acknowledge that this Award is subject to all terms and conditions of the Plan as it may be amended in accordance with the terms thereof from time to time; and that there are no arrangements of any sort, employment or otherwise, outside the strict terms of the Plan and this Award that may affect this Award; Defined words in the Plan shall have the same meaning when used herein. I confirm my acceptance of the Award under these provisions and conditions by clicking the “Accept” button below; this will in turn provide acceptance to this Restricted Share Unit Award. My RSU Account will be administered by Solium.

[•], [•]

Plan Administrator
Please print out and retain a copy of this Award Agreement for your records.

ANNEX B
ALCAN INC.
RESTRICTED SHARE UNIT AWARD
(for Employees in France)

Employee Name

Number of RSUs Granted:
Grant Date:	[•], [•]
Alcan Inc. is pleased to grant you this Award of Restricted Share Units in respect of your services to Alcan Inc. (“Company”) or a Subsidiary of the Company.
I.	Vesting of Restricted Share Units
Subject to the terms and conditions of this letter and the Alcan Restricted Share Unit Plan dated September 20, 2006, as amended (“Plan”), as amended and the French Subplan (see Appendix 1) for the Award of Restricted Share Units to French Employees (together the “French Plan”), so as to comply with the provisions of Articles L. 225-197-1 to L. 225-197-3 of the French Commercial Code and French employment law, your Award of Restricted Share Units vests and the underlying Shares will be delivered to you on [•], [•] (“Vesting Date”).
II.	Delivery upon vesting
Subject to the terms and conditions of the French Plan, on the Vesting Date, you will be entitled to receive only Shares of the Company.
Provided that there is no interruption in your employment with the Company during the Vesting Period, delivery of the Shares underlying the RSUs will be made to you, as soon as reasonably practicable following the Vesting Date, in a number equal to the number of Restricted Share Units vested.
III.	Termination of Employment before the Vesting Date

(i)	Termination of Employment by reason of death
In the event of Termination of Employment by reason of death, your heirs are entitled to request that the numbers of Shares corresponding to the unvested Restricted Share Units at the date of death be delivered, provided such request is made within six months as from the date of death.
(ii)	Termination of Employment by reason of Disability
In the event of Termination of Employment by reason of Disability, the Restricted Share Units will vest on the date of Termination of Employment, provided such accelerated vesting is authorized by French law. Otherwise, your Restricted Share Units shall continue to vest according to the scheduled Vesting Date.

(iii)	Termination of Employment by reason of severance
In the event of Termination of Employment by reason of severance other than for Cause, the Restricted Share Units shall continue to vest according to the scheduled Vesting Date.
IV.	Dividends equivalents
During the Vesting Period, you are not the holder of Shares and therefore have no shareholders rights.
However, provided you have not incurred a Termination of Employment on or before the Vesting Date, if cash dividends are declared on Common Shares during the Vesting Period, dividend equivalents, in an amount equal to the cash dividend that would have been declared and paid to you if the RSUs had been Common Shares, will be paid in cash to you at the same time as the delivery of the Shares underlying the RSUs.
These dividend equivalents, if any, will be disbursed through your payroll in the same manner as compensation income.
V.	Restriction on disposal
Once delivered, you must hold the Shares during a two-year period (“Holding Period”) beginning on the date of the delivery of the Shares, except in any event provided for under French law as an exception to this minimum Holding Period.
After the end of the Holding Period, the Shares may not be sold within the periods as set forth in Article L. 225-197-1, I of the French Commercial Code. These periods are currently the following:
(i) Ten trading days preceding and following the date on which the consolidated financial statements are published.

(ii) The date when Alcan possesses material non-public information and ten trading days following when this information becomes public.
VI.	Additional Company Incentive and Election
As a Company incentive, on the Vesting Date, you will be entitled to receive additional RSUs, if you elect, prior to the end of the Vesting Period, to hold voluntarily, the Shares underlying the RSUs until the date of your Termination of Employment.
To be effective, you must file an election prior to the Vesting Date. Once filed, you may not revoke an election.
If you file this election, you will receive additional Restricted Share Units, as a Company incentive, provided you have not incurred a Termination of Employment on or before the Vesting Date and you are still a French Employee or a Corporate Officer on the Grant Date of these additional RSU. These additional RSU will be granted with the next annual Restricted Share Units grant following the Vesting Date will be subject to all the terms and conditions of the French Plan (two-year Vesting Period beginning on the Grant Date of these additional RSUs). Once delivered to you, the Shares underlying these additional RSUs will also be required to be held voluntarily after the end of the Holding Period by you. This voluntary additional Holding Period will end on the date of your Termination of Employment.
VII.	Governing Laws
This Award and all related matters shall be governed by and interpreted in accordance with the laws of the Province of Quebec and the applicable laws of Canada.

VIII.	Acknowledgement
I have reviewed the provisions of this Award and the conditions under which it is made; I further acknowledge that this Award is subject to all terms and conditions of the French Plan as it may be amended in accordance with the terms thereof from time to time; and that there are no arrangements of any sort, employment or otherwise, outside the strict terms of the Plan and this Award that may affect this Award; Defined words in the Plan shall have the same meaning when used herein.
I confirm that I have received copies of the Plan and of the French Subplan (Appendix 1) for the Award of RSUs in France in French. I confirm that I have read and fully understood the terms and conditions of the French Plan and notably the conditions of grant and forfeiture of RSUs.
I confirm my acceptance of the Award under these provisions and conditions by clicking the “Accept” button below; this will in turn provide acceptance to this Restricted Share Unit Award. My RSU Account will be administered by Solium.
[•], [•]

Plan Administrator

ANNEX C
ALCAN INC.
RESTRICTED SHARE UNIT PLAN
Beneficiary Designation Form
I,                     , being a Participant of the Restricted Share Unit Plan (RSU Plan), hereby designate the following person as my Beneficiary for purposes of the RSU Plan and acknowledge that said person is:

Name:

Address:

Under the terms of the RSU Plan, I reserve the right to revoke this designation and to designate another person as my Beneficiary.

Signature:

Employee Number:

Date:

ANNEX D
ALCAN INC.
RESTRICTED SHARE UNIT PLAN
Change of Beneficiary Form
I,                     , being a Participant of the Restricted Share Unit Plan (RSU Plan), hereby revoke the designation of                      as my Beneficiary for purposes of the RSU Plan and designate instead:

Name:

Address:

Under the terms of the RSU Plan, I reserve the right to revoke this designation and to designate another person as my Beneficiary.

Signature:

Employee Number:

Date:

APPENDIX 1
ALCAN INC.
RESTRICTED SHARE UNIT PLAN
Subplan for Awards in France
The French Subplan will apply to Participants in the Alcan Inc. Restricted Share Unit Plan (the “Plan”) who are or may become subject to French taxation (i.e., income tax and/or social security contributions) as a result of Awards granted under the Plan.
The terms of the Plan, as modified by the French Subplan, constitute the “French Plan”, so as to comply with the provisions of Articles L. 225-197-1 to L. 225-197-3 of the French Commercial Code and French employment law. The French Subplan shall be construed and operated with that intention.
The French Subplan should be read in conjunction with the Plan and is subject to the terms and conditions of the Plan except to the extent that the terms and conditions of the Plan differ from or conflict with the terms set out in the French Subplan, in which event, the terms set out in the French Subplan shall prevail.
Under the French Plan, Participants will be granted only Restricted Share Units, as defined in Sections 1.1 of this French Subplan.
Initially capitalized terms used herein and not defined in Section 1 of this French Subplan shall have the meanings ascribed to such terms in the Plan.
A grant of Restricted Share Units shall be subject to the terms of the French Plan if the Award Agreement evidencing such grant refers to the French Plan.
The terms of the French Subplan modify the terms of the Plan as follows.

1.	Definitions

1.1.	Restricted Share Unit

The term “Restricted Share Unit” shall mean a notional unit representing a conditional right to receive, free of charge, in exchange therefore on the Vesting Date consideration in the form of Shares of the Company in a number equal to the number of Restricted Share Units granted, provided the conditions which may be set forth in the applicable Award Agreement, are satisfied at the Vesting Date.

1.2.	French Employee

The term “French Employee” shall mean a current salaried employee resident in France, as defined by French labor law.

1.3.	Corporate Officer

The term “Corporate Officer” shall only mean a corporate officer (“mandataire social”) as defined in Article L. 225-197-1, II of the French Commercial Code.

1.4.	Share

The term “Share” shall mean a Common Share in accordance with Section 1.3.8 of the Plan and shall not include a newly issued Common Share of the Company.
2.	Eligibility
Only a French Employee, and/or a Corporate Officer of the Company or of a subsidiary having a capital link as defined in Article L. 225-197-1, II of the French Commercial Code2, shall be granted Restricted Share Units pursuant to the French Plan.
Notwithstanding any other provision of the Plan, Restricted Share Units granted under the Plan to any Employee or Corporate Officer who is holding Shares representing 10% or more of the Company’s share capital on the Grant Date or who may hold Shares representing 10% or more of the Company’s share capital due to the grant of Restricted Share Units shall not be deemed to have been granted pursuant to the French Plan.
3.	Number of Shares granted
The total number of Shares granted freely under the French Plan may not exceed 10% of the Company’s share capital.
Section 4.3.1. of the Plan shall not apply to Awards to French Employees made in 2006 insofar as the grant price therefore shall be the Fair Market Value on September 20, 2006.
4.	Grant of Restricted Share Units and delivery of Shares free of charge
Notwithstanding any other provision of the Plan, the Restricted Share Units must be granted and the Shares exchanged therefor must be delivered free of charge.

[2]	-	At least 10% of the employer’s company capital must be held, directly or indirectly, by the issuing company.

	-	The employer’s company must directly or indirectly hold at least 10% of the issuing company’s capital.

	-	At least 50% of the employer’s company capital must be held, directly or indirectly, by a company which holds at least 50% of the issuing company’s capital.

5.	Minimum Vesting Period during which the Shares can not be delivered
Notwithstanding any other provision of the Plan, Restricted Share Units shall not vest and the Shares underlying the Restricted Share Units shall not be delivered to Participants before the end of a minimum two-year period as from the Grant Date, except in the case of any event provided for under French law as an exception to this minimum Vesting Period, notably in the event of death as described below in Section 13 of the French Subplan.
6.	Delivery of Shares only
Notwithstanding any other provision of the Plan, only Shares can be delivered to Participants, and not cash payments or Deferred Share Units.
7.	Delivery of whole number of Shares
Notwithstanding any other provision of the Plan, only whole number of Shares shall be delivered to Participants.
8.	Definitive delivery of the Shares
Notwithstanding any other provision of the Plan, once delivered on the Vesting Date, Shares shall be deemed to have been definitively delivered and may not be cancelled or rescinded and the Participant shall not be required by the Company to restitute the Shares.
9.	Minimum Holding Period
Notwithstanding any other provision of the Plan, once definitively delivered, the Shares must be held by the Participant during a minimum two-year period (“Holding Period”) beginning on the date of their delivery to the Participant, except in any event provided for under French law as an exception to this minimum Holding Period.
Following the Holding Period, a Participant will be entitled to sell the Shares at his own will, subject to the restrictions described in Section 11 of the French Subplan below.
10.	Dividends equivalents
Notwithstanding any other provision of the Plan and notably Sections 1.3.3 and 4.6 of the Plan, if dividends are declared on the Common Shares of the Company during the Vesting Period, dividends equivalents will be paid in cash to the Participants at the same time as the delivery of the Shares.
11.	Election
Sections 1.3.11 and 5 of the Plan shall not apply to French Employees, for whom the following provisions will apply.
The Participants will be entitled, prior to the end of the Vesting Period, to elect to hold the Shares during an additional period after the end of the Holding Period. This additional period will end on the Termination of Employment date of the Participant. To be effective, a Participant must file an election to such effect prior to the Vesting Date. Once filed, an election may not be revoked by the Participant.
If a Participant has filed this election, the Participant will receive additional Restricted Share Units, as a Company incentive, provided he/she has not incurred a Termination of Employment on or before the Vesting Date and he/she is still an Employee or a Corporate Officer at the Grant Date of these additional Restricted Share Units. These additional Restricted Share Units will be granted with the next annual Restricted Share Units grant following the Vesting Date and will be subject to all the terms and conditions of the French Plan (and notably a two-year Vesting Period beginning on the Grant Date of these additional Restricted Share Units). Once delivered to the Participant, the Shares underlying these additional Restricted Share Units will also be required to be held by the Participant during an additional period after the end of the Holding Period. This additional period will end on the Termination of Employment date of the Participant.
12.	Closed periods during which the Shares can not be sold
Notwithstanding any other provision of the Plan, once delivered, Shares may not be sold within the periods as set forth in Article L. 225-197-1, I of the French Commercial Code3.
13.	Termination of Employment by Reason of Death or Disability

13.1.	Termination of Employment by Reason of Death

Notwithstanding any other provision of the Plan, in the event of death of a Participant, his/her heirs are entitled to request that the numbers of Shares corresponding to the unvested Restricted Share Units at the date of death be delivered after the Vesting Period, provided such request is made within six months from the date of death.

13.2.	Termination of Employment by Reason of Disability

Notwithstanding any provision of the Plan, in the event of Termination of Employment of a Participant by reason of Disability, the Restricted Share Units will vest on the date of Termination of Employment, provided such accelerated vesting is authorized by French law.

14.	Termination of Employment by Reason of Severance
Notwithstanding any provision of the Plan, in the event of Termination of Employment of a Participant by reason of severance other than for Cause, the Restricted Share Units shall continue to vest according to the scheduled Vesting Date as provided in the Award Agreement.
15.	Change of Control Event
Notwithstanding any provision of the Plan, in the event of Change of Control Event, the Restricted Share Units shall continue to vest according to the scheduled Vesting Date as provided in the Award Agreement.
16.	Non-adjustability of the Restricted Share Units
Notwithstanding any other provision of the Plan, the number of Restricted Share Units granted as well as the number of Shares delivered cannot be modified, except in cases which would be authorized or rendered compulsory under French law.
17.	Changes to the Plan
The Committee may not change the Plan in any way that affects this French Subplan, the Restricted Share Units granted or Shares delivered under the French Plan, if the change is inconsistent with French law and, in particular, French legislation regarding the granting of free shares, as defined in Articles L. 225-197-1 to L. 225-197-3 of the French Commercial Code and French labor law.

[3]	These periods are currently the following:

(i)	Ten trading days preceding and following the date on which the consolidated financial statements are published;

(ii)	The date when Alcan possesses material non-public information and ten trading days following the date on which this information becomes public.

18.	Severability
The terms and conditions provided in the French Plan are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable under French law, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
19.	Authorized period of granting
Unless the Plan is terminated earlier by the Committee, no Restricted Share Units shall be granted under the French Plan after ten years.

French Subplan approved by the Committee on December 6, 2006.